Exhibit 99.1

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Delta Reports Financial and Operating Performance for April 2017

ATLANTA, May 2, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for April 2017.

Consolidated passenger unit revenue (PRASM) for the month of April increased 1.0% year over year, despite approximately 2 points of negative impact from storms in Atlanta during the month.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
April consolidated PRASM change year over year	1.0%
April mainline completion factor	96.4%
April on-time performance (preliminary DOT A14)	76.9%

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Apr 2017	Apr 2016	Change		Apr 2017	Apr 2016	Change

RPMs (000):
Domestic	10,765,436	10,741,855	0.2%		41,116,613	40,412,090	1.7%
Delta Mainline	9,087,155	8,992,272	1.1%		34,681,094	33,881,351	2.4%
Regional	1,678,281	1,749,583	(4.1%)		6,435,519	6,530,739	(1.5%)
International	6,845,131	6,595,734	3.8%		24,437,232	24,650,819	(0.9%)
Latin America	1,812,149	1,696,900	6.8%		7,752,710	7,384,234	5.0%
Delta Mainline	1,774,947	1,649,724	7.6%		7,596,616	7,178,848	5.8%
Regional	37,202	47,176	(21.1%)		156,094	205,386	(24.0%)
Atlantic	3,459,351	3,124,477	10.7%		10,250,917	9,986,848	2.6%
Pacific	1,573,630	1,774,357	(11.3%)		6,433,605	7,279,737	(11.6%)
Total System	17,610,567	17,337,589	1.6%		65,553,845	65,062,909	0.8%

ASMs (000):
Domestic	12,569,951	12,588,494	(0.1%)		49,006,018	48,430,127	1.2%
Delta Mainline	10,489,578	10,427,267	0.6%		40,706,458	40,033,818	1.7%
Regional	2,080,373	2,161,227	(3.7%)		8,299,559	8,396,309	(1.2%)
International	8,069,023	8,216,915	(1.8%)		29,491,048	30,520,186	(3.4%)
Latin America	2,093,784	2,082,960	0.5%		9,039,164	8,942,165	1.1%
Delta Mainline	2,045,866	2,022,104	1.2%		8,830,523	8,681,283	1.7%
Regional	47,918	60,856	(21.3%)		208,642	260,882	(20.0%)
Atlantic	4,032,515	3,982,551	1.3%		12,854,658	13,132,523	(2.1%)
Pacific	1,942,724	2,151,404	(9.7%)		7,597,226	8,445,498	(10.0%)
Total System	20,638,974	20,805,409	(0.8%)		78,497,066	78,950,313	(0.6%)

Load Factor:
Domestic	85.6%	85.3%	0.3	pts	83.9%	83.4%	0.5	pts
Delta Mainline	86.6%	86.2%	0.4	pts	85.2%	84.6%	0.6	pts
Regional	80.7%	81.0%	(0.3)	pts	77.5%	77.8%	(0.3)	pts
International	84.8%	80.3%	4.5	pts	82.9%	80.8%	2.1	pts
Latin America	86.5%	81.5%	5.0	pts	85.8%	82.6%	3.2	pts
Delta Mainline	86.8%	81.6%	5.2	pts	86.0%	82.7%	3.3	pts
Regional	77.6%	77.5%	0.1	pts	74.8%	78.7%	(3.9)	pts
Atlantic	85.8%	78.5%	7.3	pts	79.7%	76.0%	3.7	pts
Pacific	81.0%	82.5%	(1.5)	pts	84.7%	86.2%	(1.5)	pts
Total System	85.3%	83.3%	2.0	pts	83.5%	82.4%	1.1	pts

Mainline Completion Factor	96.4%	99.9%	(3.5)	pts

Passengers Boarded	15,084,612	15,243,551	(1.0%)		57,374,655	57,156,820	0.4%

Cargo Ton Miles (000):	175,120	159,969	9.5%		645,196	636,925	1.3%

a Results include flights operated under contract carrier arrangements